EXHIBIT 22

                               SUBSIDIARIES


  The companies listed below are the primary subsidiaries of the Corporation. The financial data for these subsidiaries, as well as for other subsidiaries which are not considered to be significant and are therefore excluded from this exhibit, comprised the Corporation's consolidated financial statements.


                                           Organized Under
     Name of Company                           Laws of

     Domestic:

     United States Gypsum Company(a) . . .    Delaware
     USG Interiors, Inc.(a). . . . . . . .    Delaware
     L&W Supply Corporation (a)(b) . . . .    Delaware
     USG International, Ltd. . . . . . . .    Delaware
     USG Foreign Investments, Ltd. . . . .    Delaware
     USG Interiors International, Inc. . .    Ohio
     USG Funding Corporation . . . . . . .    Delaware
     La Mirada Products Co., Inc.. . . . .    Ohio
     USG Foreign Sales Corporation . . . .    Virgin Islands
     Gypsum Engineering Company. . . . . .    Delaware


     International:

     CGC Inc.(a) . . . . . . . . . . . . .    Canada
     USG Canadian Mining Ltd.. . . . . . .    Ontario
     Gypsum Transportation Limited . . . .    Bermuda
     Yeso Panamericano, S.A. de C.V. . . .    Mexico
     USG Interiors (Donn) S.A. . . . . . .    Belgium
     Donn Products GmbH. . . . . . . . . .    Germany
     Donn Products (U.K.), Ltd.. . . . . .    United Kingdom
     Donn Products France S.A. . . . . . .    France
     USG (Netherlands) B.V.. . . . . . . .    Netherlands
     USG Interiors (Europe) S.A. . . . . .    Belgium
     USG Interiors Coordination Centre S.A.   Belgium
     USG Pacific Holdings. . . . . . . . .    Singapore
     USG Interiors Pacific Ltd.. . . . . .    New Zealand
     USG Interiors (Australia) Pty. Ltd. .    Australia
     USG Interiors (Far East) SDN BHD. . .    Malaysia
     Alabaster Engineering (Nederland) B.V.   Netherlands
     Red Top Technology (Nederland) B.V. .    Netherlands


     (a)  Accounts for material revenues

     (b) As of December 31, 1994, L&W Supply conducted its business out of 139 locations in 34 states using various names registered under applicable assumed business name statutes.